UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 30, 2011


                            INDEPENDENCE ENERGY CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                       000-54323                20-3866475
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

445, 708 - 11th Avenue, SW, Calgary, AB                           T2R 0E4
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code (403) 266-4141

                                       n/a
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 30, 2011, we accepted a consent to act of Gregory C. Rotelli as director of our company. We increased the number of directors on our board of directors to two (2) and appointed Mr. Rotelli to fill the ensuing vacancy.

GREGORY C. ROTELLI

Mr. Rotelli has held leading positions in both technology start-ups as well as with established public companies. He has also been senior vice president of Marketing for such companies as USSearch.com, a search engine technology company, and System Integrators (Sii), one of the largest computer hardware/software companies for major newspapers including Financial Times of London, Los Angeles Times, Le Monde of Paris, Oftenposten of Norway and many more publications worldwide. He has over 25 years experience in senior management for both public and early-stage private companies, including former Chief Operating Officer for Direct Stock Market, an online investment bank for emerging growth venture capital financing.

From July 2009 to July 2010, Mr. Rotelli was the president of Toro Ventures Inc., an oil and gas explorations company. His responsibility as president of the company included managing the day to day operations of the company.

Since January 2000, Mr. Rotelli has been a principal of Pacific Coast Capital Group, LLC, a privately owned consulting group focused on oil and gas, mining and financial services. As a consultant, Mr. Rotelli has advised and negotiated in both structured financings and early stage investments, raising capital ranging up to a $150 million securitization.

Since March 2011, Mr. Rotelli has been an officer and director of Razor Resources Inc., a minerals exploration company. His responsibility as officer and director includes managing the day to day operations of the company.

Since May 2011, Mr. Rotelli has been the president of Rostock Ventures Corporation, a natural resource exploration and production company engaged in the exploration, acquisition, and development of mineral properties in the United States. His responsibility as president of the company includes managing the day to day operations of the company.

Mr. Rotelli earned a Bachelor of Arts degree in Classics from Brown University in Rhode Island in 1982. He was deemed a Distinguished Scholar at the Regent University in Virginia, where he received his MBA in Marketing and Management in 1985.

We appointed Gregory C. Rotelli as a member to our board of directors because of his experience with public companies.

Our board of directors now consists of Bruce A. Thompson and Gregory C. Rotelli. Other than as described above, there have been no transactions between our company and Mr. Rotelli since the company's last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.


/s/ Bruce A. Thomson
------------------------------
Bruce A. Thomson
President and Director

Date: December 2, 2011



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